Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated January 5, 2007 accompanying the consolidated financial statements and schedules of SteelCloud, Inc. appearing in the Annual Report on Form 10-K for the year ended October 31, 2006, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
McLean, Virginia
June 25, 2007